EXHIBIT 4.5

                               AMENDMENT NO. 1 TO

                          SECURED CONVERTIBLE DEBENTURE
                               DATED MAY 30, 2007


This Amendment No. 1 to Secured Convertible Debenture (this "AMENDMENT") is made and entered into as of the 12th day of December 2007 (Amendment Effective Date") by and among Reclamation Consulting and Applications, Inc. ("BORROWER"), and ___________________________ (the "LENDER"). The Borrower and the Lender are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES." Capitalized terms used but not defined herein have the meanings assigned to them in the Convertible Debenture Agreement dated as of May 30, 2007 and entered into by the Parties (the "AGREEMENT").

         WHEREAS, on May 30, 2007, the Parties entered into the Agreement;

         WHEREAS, Pala Investments Holding Limited ("PALA") desires to invest up to Five Million Dollars ($5,000,000) in the Borrower (the "PALA FINANCING") subject to Pala receiving a first security interest in the Company's assets and the subordination of the interests held by all secured creditors;

         WHEREAS, the execution of a Subordination Agreement in a form approved by Pala and the Borrower (the "SUBORDINATION AGREEMENT") is a condition precedent to the closing of the Financing;

         THEREFORE, in consideration of the Borrower providing the Lender with the Additional Warrants (as defined below), the Parties agree as follows:

I.       AMENDMENTS TO THE AGREEMENT

         A. In consideration of the Lender's execution of the Subordination Agreement, the Borrower agrees to issue to the Borrower, within five (5) business days following the closing of the Pala Financing, a warrant to purchase one hundred sixty-six thousand, six hundred sixty-six (166,666) shares of Borrower's common stock (the "ADDITIONAL WARRANTS"). The Additional Warrants). The Additional Warrants shall be evidenced by one or more warrant certificates substantially in the form of Schedule B-3, attached hereto, and shall have an exercise price of $0.18 per share and shall be exercisable until the sooner of
(i) 5:00 PM Pacific Time on the third year anniversary of the Amendment Effective Date or (ii) 5:00 PM Pacific Time on the Call Date (as defined in the certificate evidencing the Additional Warrants). The issuance of the Additional Warrants is contingent on the Lender's execution of the Subordination Agreement and the closing of the Pala Financing, and such warrants will be issued to the Borrower within five (5) business days following such closing.

II.      GENERAL PROVISIONS

         A. Except as expressly amended by this Amendment, the Parties agree that all other provisions of the Agreement remain unchanged and that the Agreement remain in full force and effect.

         B. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


THE COMPANY:
------------

RECLAMATION CONSULTING AND APPLICATIONS, INC.


      By:___________________________________
         Michael C. Davies
         Chief Executive Officer


THE LENDER:

______________________________

      By:___________________________________
         ___________________________________

                                  SCHEDULE B-1
                                  ------------

                        to Secured Convertible Debenture


                               WARRANT CERTIFICATE
                               -------------------


No. _____________                                               166,667 Warrants



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.


                                WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, __________________________, (the "HOLDER"), is the owner of warrants (the "WARRANTS") for the purchase of up to an aggregate of 166,667 shares of validly-issued, fully-paid and non-assessable common stock of RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (the "CORPORATION"). Such purchase may be made at any time, and from time to time, prior to the sooner of 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined) or 5:00 p.m. on any Call Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with a written notice in the form of ATTACHMENT 1, attached hereto, signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Exercise Price (as hereinafter defined) for each Warrant exercised (the "PURCHASE PRICE") in lawful money of the United States of America in cash or by official bank or certified check made payable to RECLAMATION CONSULTING AND APPLICATIONS, INC. The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein. The Warrants represented by this Warrant Certificate have been issued by the Corporation in connection with Amendment 1 to the Secured Convertible Debenture dated May 30, 2007, by and between the Corporation and the Holder.

SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "ADJUSTED PURCHASE PRICE" shall have the meaning given to it in Section 5 of this Certificate.

         (b) "CALL NOTICE" shall have the meaning given to it in Section 9 of this Certificate.

         (c) "CALL PRICE" shall have the meaning given to it in Section 9 of this Certificate.

         (d)      "CHANGE OF SHARES" shall have the meaning given to it in
                  Section 5 of this Certificate.

         (e) "CORPORATE OFFICE" shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 940 Calle Amanecer, Suite E, San Clemente, CA 92673.

         (f) "EXERCISE DATE" shall mean, as to any Warrant, the date on which the Corporation shall have received both (i) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (ii) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

         (g) "EXERCISE PERIOD" shall mean the period commencing on December 12, 2007 and shall expire at 5:00 P.M. (Pacific Time), on December 11, 2010.

         (h) "EXERCISE PRICE" shall mean, as to any Warrant, the price at which a Warrant may be exercised for the purchase of Warrant Shares, which shall be $0.18.

         (i) "EXPIRATION DATE" shall mean 5:00 P.M. (Pacific Time) on last day of the Exercise Period. If such date shall be a holiday or a day on which banks are authorized to be closed in the State of California, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of California.

         (j) "HOLDER" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Register maintained by the Corporation.

         (k) "COMMON STOCK" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

         (L) "PURCHASE PRICE" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of
                  Section 5 hereof.

         (m) "SECURITIES ACT" shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

         (n) "WARRANTS" shall mean the Warrants represented by this Warrant Certificate.

         (o) "WARRANT CERTIFICATE" shall mean any certificate representing Warrants, and "THIS CERTIFICATE" shall mean they warrant Certificate issued to the Holder identification on the first page hereof.

         (p) "WARRANT REGISTRY" means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation: the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the number identifying, such Warrant Certificate.

         (q) "WARRANT SHARES" shall have the meaning given to it in Section 2 of this Certificate.

SECTION 2. EXERCISE OF WARRANTS.

         (a) Each Warrant evidenced hereby may be exercised by the Holder upon the terms and subject to the conditions set forth herein prior to the sooner of 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined) or 5:00 p.m. on any Call Date (as hereinafter defined). A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten
                  (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

         (b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3. RESERVATION OF SHARES; TAXES; ETC.

         (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

         (b) The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful.

         (c) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES OR
         WARRANTS.

         (a) Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "CHANGE OF SHARES"), then, and thereafter upon each further Change of Shares, the Purchase Price and the Call Price in effect immediately prior to such Change of Shares shall be reduced or increased to a price (the "ADJUSTED PURCHASE PRICE") determined by multiplying the Purchase Price in effect immediately prior to such Change of Shares by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received by the Corporation would purchase at such Purchase Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment to the Purchase Price shall be made successively whenever an issuance is made after a Change of Shares has occurred.

                  Upon each adjustment of the Purchase Price pursuant to this
                  Section 5(a), the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall become (subject to the provisions contained in Section 5(b) hereof) such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Adjusted Purchase Price (rounded to the nearest whole number of shares). No fractional shares shall be issued or called for as a result of any adjustment made hereunder.

         (b) The Corporation may elect, at its sole discretion, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one Warrant Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Adjusted Purchase Price. Upon each adjustment of the number of Warrants pursuant to this Section 5(b), the Corporation shall, as promptly as practicable, cause to be distributed to each Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing the adjusted number of Warrants to which such Holder shall be entitled as a result of such adjustment or, at the sole option of the Corporation, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment, and upon surrender thereof, (if required by the Corporation) new Warrant Certificates evidencing the aggregate number of Warrants to which such Holder shall be entitled after such adjustment.

         (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all, or substantially all, of the property of the Corporation (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 upon a Change of Shares. The Corporation shall not effect any such consolidation, merger or sale without the written consent of Holders of a majority of the Warrants then outstanding, unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Corporation, the obligation to deliver to the holder of each Warrant such substitute warrants, shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase, and the other obligations of the Corporation set out in this Certificate. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (d) Irrespective of any adjustments or changes in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants, all Warrant Certificates issued (whether prior to or subsequent to any event causing an adjustment thereof) shall continue to express the Purchase Price per share, and the number of shares purchasable thereunder as originally expressed in the Warrant Certificate initially issued to any Holder.

         (e)      After each adjustment of the Purchase Price pursuant to this
                  Section 5, the Corporation will promptly prepare a certificate signed by the Chairman or Chief Executive Officer, and attested by the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment or, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder of Warrants at his or her last address as it shall appear on the registry books of the Corporation. No failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (f) As used in this Section 5, references to "Common Stock" shall mean and include all of the Corporation's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that "Warrant Shares" shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

         (g) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Section 5, or as to the amount of any such adjustment, if required, shall be binding upon all holders of Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation. For purposes of this Section 5(g), the Corporation's Board of Directors shall be deemed to have acted in good faith if it makes any such decision in reliance upon advice of its legal counsel and/or another independent professional hired to advise the Board on such matters.

SECTION 6. RESTRICTIVE LEGEND.

         (a) Except as otherwise provided in this Section 6, each Warrant Certificate and each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR
                           (D) IN A TRANSACTION THAT DOES NOT REQUIRE
                           REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT. "

         (b) Each certificate evidencing the issuance of Warrant Shares and each Warrant Certificate, Warrant Shares may also bear such other restrictive legends as may be necessary to apply with applicable law in the Corporation's reasonable discretion. The legend requirements of Sections 6(a) above shall terminate as to any particular Warrant or Warrant Share: (i) when and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7. RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder's own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

         (a) The Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued to any person in the Offering. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes.

         (b) The Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

         (c) The Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. CALL RIGHT. Subject to the provisions of this Section 9, at any time following the date on which the closing price of the Corporation's common stock on the OTC Bulletin Board (or on such other over-the-counter market or stock exchange on which the Corporation's stock may then be traded) has equaled or exceeded $0.80 per share (the" CALL PRICE") as such price may be adjusted from time to time pursuant to Section 5, the Company may call for cancellation of the portion or all of this Warrant which the Holder has not exercised prior to 5:00 p.m. Pacific Time on the Call Date (as defined below). To exercise this right, the Corporation must deliver to the Holder an irrevocable written notice (a "CALL NOTICE"), indicating therein that this Warrant shall be cancelled. This Warrant shall be cancelled at 5:00 p.m. Pacific Time on the 45th day after the date the Call Notice is sent to Holder.

SECTION 10. MODIFICATION OF WARRANTS. Other than with respect to any adjustment made by the Corporation in accordance with the provisions of
         Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holders of Warrants representing greater than fifty percent (50%) of the total Warrants then outstanding as may have been issued by the Corporation pursuant to the conversion of outstanding balances under Secured Convertible Debentures executed in May 2007; provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the acceleration of the Exercise Date, shall be made without the consent in writing of the Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Certificate as originally executed or are made in compliance with applicable law.

SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, addressed as set forth below, or at such other address as may be designated by the Corporation from time to time in accordance with this Section 11.

          If to the Corporation:       Reclamation Consulting &
                                       Applications, Inc.
                                       940 Calle Amanecer, Suite E
                                       San Clemente, CA 92673
                                       Attn:    Mr. Gordon W. Davies
                                                President
          With a copy (which shall
          not constitute notice) to:   August Law Group, P.C.
                                       19200 Von Karman, Suite 900
                                       Irvine, California  92614
                                       Attn:    Kenneth S. August, Esquire
                                                President

SECTION 12. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.

SECTION 13. ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.



                             SIGNATURES ON NEXT PAGE

         IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized, as of the date set forth below.

Date:    December 12, 2007


RECLAMATION CONSULTING AND APPLICATIONS, INC.
A Colorado corporation

____________________________________
By:  Michael C. Davies
Its: Chief Executive Officer

                                  ATTACHMENT 1
                                  ------------

                               TO WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK


                               NOTICE OF EXERCISE


TO:      RECLAMATION CONSULTING AND APPLICATIONS, INC. (the "Company")

1. The undersigned hereby elects to purchase ____________ shares of Company common stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. The undersigned hereby certifies that it is not a U.S. Person (as defined by Rule 902 of the Securities Act of 1933, as amended) and that the warrant is not being exercised for the account or benefit of or on behalf of a U.S. Person.

3. Please issue a certificate or certificates representing said shares of Company common stock in the name of the undersigned or in such other name as is specified below:


                                        __________________________________
                                        (Name)

                                        __________________________________
                                        (Address)


______________________                  __________________________________
(Date)                                  (Name of Warrant Holder)



                                        By:   ____________________________


                                        Title:____________________________
                                               (Name of purchaser, and title and
                                               signature of authorized person)